Exhibit 99.1

Contact:

Gary J. Fuges, CFA
ValueClick, Inc.
818-575-4677

VALUECLICK EXCEEDS GUIDANCE FOR THIRD QUARTER 2003, RAISES
GUIDANCE FOR FOURTH QUARTER AND FULL YEAR 2003

Fourth Consecutive Quarter of GAAP Operating Income and Net Income Growth

WESTLAKE VILLAGE, CA, October 28, 2003 – ValueClick, Inc. (Nasdaq: VCLK), the single-source provider of digital marketing media, technology and services across all major marketing channels, today reported financial results for the third quarter ended September 30, 2003. Performance in the third quarter of 2003 exceeded the Company’s previously issued guidance, and was ValueClick’s fourth consecutive quarter of operating income and net income growth.

For the quarter ended September 30, 2003, ValueClick reported revenue of $22.7 million, which exceeded the Company’s previously issued guidance of $21.5 million by approximately $1.2 million and was an increase of $5.4 million, or 31 percent, from revenue of $17.3 million for the third quarter of 2002. Third quarter 2003 results include a full quarter of the Search123 operations, acquired in late May 2003.

Third quarter 2003 pre-tax income was $2.1 million compared to a pre-tax loss of $0.6 million for the third quarter of 2002. GAAP net income for the third quarter of 2003 of $2.0 million, or $0.03 per diluted common share, exceeded the Company’s previously issued guidance of $0.02 and was an improvement compared to a net loss of $0.8 million, or $0.01 per diluted common share, for the third quarter of 2002. GAAP net income before interest, taxes, depreciation and amortization, or EBITDA(1), was $3.6 million for the third quarter of 2003 compared to a negative EBITDA of $0.6 million for the third quarter of 2002.

The September 30, 2003 consolidated balance sheet remained strong with $227.7 million in cash, cash equivalents and marketable securities, $230.3 million in working capital and $231.3 million in total stockholders’ equity. Cash provided by operations for the quarter was approximately $3.0 million, and as of September 30, 2003 the cash, cash equivalents and marketable securities balance represented $3.04 per outstanding common share.

On October 10, ValueClick announced its intention to acquire Commission Junction, a leading provider of affiliate marketing technology and services, for an aggregate consideration of approximately $58 million, comprised of cash, ValueClick common stock and options to acquire ValueClick common stock. The Company anticipates the Commission Junction acquisition will close in December 2003, subject to customary closing conditions and regulatory approvals.

(1) Please see the attached schedule for a reconciliation of EBITDA to GAAP net income, and a discussion of why the Company believes EBITDA is a useful financial measure to investors and how it is used by management.

Based on its third quarter results and outlook for the fourth quarter, ValueClick is raising its guidance for the fourth quarter and fiscal year 2003. For the fourth quarter, ValueClick anticipates revenue of approximately $25.0 million, an approximate 33 percent increase in revenue from the fourth quarter of 2002. The Company expects diluted net income per share of approximately $0.04 in the fourth quarter of 2003. EBITDA for the fourth quarter of 2003 is expected to be in the range of $4.5 million to $4.9 million.

For fiscal year 2003, ValueClick is raising its total revenue guidance from the range of $85.0 to $86.0 million to the range of $87.0 million to $87.5 million, and expected diluted net income guidance from approximately $0.09 per share to approximately $0.10 per share. EBITDA for 2003 is expected to be in the range of $12.0 million to $13.0 million. The Company’s guidance does not include the operations of Commission Junction.

“ValueClick continues to grow both organically and through its prudent corporate development program,” said James Zarley, chairman and chief executive officer of ValueClick. “The third quarter – our fourth straight with operating and net income growth – exceeded our guidance and included organic year-on-year revenue growth of approximately 24%, and a solid contribution from our recently-acquired Search123 business. We look forward to closing our pending acquisition of Commission Junction, which we expect will become our second successful acquisition of 2003 and a further enhancement to ValueClick’s position as the single-source provider of digital marketing services.”

Third Quarter 2003 Conference Call Today

James Zarley, chairman and chief executive officer, and Sam Paisley, chief financial officer, will present an overview of the results and other factors affecting financial performance for the quarter during a webcast on October 28, 2003 at 1:00PM PT.  Investors and analysts may obtain dial-in information through StreetEvents (www.streetevents.com).

The live webcast and other information of potential interest to investors will be available to the public in the Investor Relations section of the Company’s website (www.valueclick.com). Please allow 15 minutes prior to the call to download and install any necessary audio software. Replay information will be available for seven days after the call and may be accessed at (888) 203-1112 for domestic and (719) 457-0820 for international callers. The passcode is 202602.

Webcast participants are encouraged to submit questions on financial results and business operations to management prior to the call. Please call (818) 575-4677 to leave your question on our Investor Relations voice message system. Questions will be addressed on the live call and should be received no later than 11:00AM PT on Tuesday, October 28, 2003.

About ValueClick

ValueClick, Inc. (Nasdaq: VCLK) is the single-source provider of media, technology and related services that enable advertisers, agencies and publishers to reach consumers in all major online marketing channels, through our four business units:

•                  ValueClick Media (www.valueclick.com) provides a wide range of online marketing solutions – including Web Marketing, Email Marketing, Lead Generation Marketing and Search Marketing – to create awareness, build brands, deliver targeted visitors, generate leads, drive sales, and grow customer relationships.

•                  Be Free (www.befree.com) provides measurable, ROI-focused technology and services to help marketers increase online leads and sales, utilizing Affiliate Marketing, Search Marketing, and Automated Merchandising.

•                  Mediaplex (www.mediaplex.com) provides technology and services that help advertisers, agencies and website publishers manage their online advertising and permission-based email campaigns.

•                  AdWare (www.adware.com) provides software and services that help advertising agencies and other companies operate their businesses more efficiently, through effective agency management, media management, and content management.

For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including its Annual Report on Form 10-K filed on March 28, 2003, recent quarterly reports on Form 10-Q and current reports on Form 8-K. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

VALUECLICK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three-month Period Ended September 30,
	2003	2002
	(note 1) (Unaudited)

Revenue	$22,694	$17,302
Cost of revenue	8,532	5,951
Gross profit	14,162	11,351
Operating expenses:
Sales and marketing	5,002	4,899
General and administrative	4,772	4,839
Product development	2,510	3,189
Stock-based compensation	72	412
Amortization of intangible assets	401	219
Total operating expenses	12,757	13,558
Income (loss) from operations	1,405	(2,207)
Interest income, net	716	1,641
Other	—	(10)
Income (loss) before income taxes and minority interests	2,121	(576)
Provision for income taxes	196	200
Income (loss) before minority interest	1,925	(776)
Minority share of (income) loss of consolidated subsidiary	82	(10)
Net income (loss)	$2,007	$(786)

Basic net income (loss) per share	$0.03	$(0.01)

Weighted-average shares used in computing basic net income (loss) per share	74,429	90,203

Diluted net income (loss) per share	$0.03	$(0.01)

Weighted-average shares used in computing diluted net income (loss) per share	78,991	90,203

Note (1)  - The condensed consolidated statements of operations include the results of Search123 from the date of acquisition (May 30, 2003) in accordance with the purchase method of accounting.  Had this purchase transaction been completed as of January 1, 2002, revenues would have been $18.3 million and the net loss would have been $(0.8) million, or $(0.01) per share for the three-month periods ended September 30, 2002.

	Nine-month Period Ended September 30,
	2003	2002
	(note 2) (Unaudited)

Revenue	$62,243	$43,765
Cost of revenue	21,980	15,483
Gross profit	40,263	28,282
Operating expenses:
Sales and marketing	14,911	12,460
General and administrative	13,858	13,298
Product development	7,579	7,622
Stock-based compensation	266	1,406
Amortization of intangible assets	1,055	313
Restructuring charge	—	2,320
Merger-related costs	—	17
Total operating expenses	37,669	37,436
Income (loss) from operations	2,594	(9,154)
Interest income, net	2,689	4,419
Gain on sale of marketable securities	—	134
Other	—	32
Income (loss) before income taxes, minority interests and cumulative effect of a change in accounting principle	5,283	(4,569)
Provision for income taxes	814	181
Income (loss) before minority interest and cumulative effect of a change in accounting principle	4,469	(4,750)
Minority share of loss of consolidated subsidiary	8	10
Income (loss) before cumulative effect of change in accounting principle	4,477	(4,740)
Cumulative effect of a change in accounting principle (note 1)	—	(7,649)
Net income (loss)	$4,477	$(12,389)

Basic net income (loss) per share before cumulative effect of a change in accounting principle	$0.06	$(0.07)
Per share effect of accounting change (note 1)	—	(0.10)
Basic net income (loss) per share	$0.06	$(0.17)

Weighted-average shares used in computing basic net income (loss) per share	73,958	70,801

Diluted net income (loss) per share before cumulative effect of a change in accounting principle	$0.06	$(0.07)
Per share effect of accounting change	—	(0.10)
Diluted net income (loss) per share	$0.06	$(0.17)

Weighted-average shares used in computing diluted net income (loss) per share	77,686	70,801

Note (1) - Impact of SFAS 142 - On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, (“SFAS 142”). In accordance with the transitional guidance of SFAS 142, the Company recorded a one-time, non-cash impairment of approximately $7.6 million to reduce the carrying value of its goodwill. Such transitional charge is reflected as a cumulative effect of a change in accounting principle in the condensed consolidated statement of operations for the nine-month period ended September 30, 2002.

Note (2)  - The condensed consolidated statements of operations include the results of Be Free and Search123 from the dates of acquisition (May 23, 2002 and May 30, 2003, respectively) in accordance with the purchase method of accounting.  Had these purchase transactions been completed as of January 1, 2002, revenues would have been $64.2 million and $54.5 million and the net income (loss) would have been $4.1 million, or $0.06 per share, and $(14.1) million, or $(0.15) per share, for the nine-month periods ended September 30, 2003 and 2002, respectively.

VALUECLICK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash, cash equivalents and marketable securities	$227,670	$232,978
Accounts receivable, net	16,635	13,739
Other current assets	3,308	3,343
Total current assets	247,613	250,060
Property and equipment, net	8,640	9,237
Intangible assets, net	7,225	2,819
Other assets	1,573	1,734
TOTAL ASSETS	$265,051	$263,850

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$17,304	$15,831

Non-current liabilities	5,051	4,626
Minority interest in consolidated subsidiary	11,388	11,412

Total stockholders’ equity	231,308	231,981
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$265,051	$263,850

VALUECLICK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine-month Period Ended September 30,
	2003	2002
	(Unaudited)
Cash Flows from operating activities:
Net income (loss)	$4,477	$(12,389)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,564	3,778
Cumulative effect of change in accounting principle	—	7,649
Non-cash restructuring charge	—	2,320
Provision for bad debts	696	1,083
Stock-based compensation	266	1,406
Minority share of loss of consolidated subsidiary	(8)	(10)
Provision for deferred income taxes	(47)	15
Gain on sale of marketable securities	—	(134)
Changes in operating assets and liabilities	(1,407)	(4,815)
Net cash provided by (used in) operating activities	9,541	(1,097)

Net cash provided by investing activities	4,430	25,580

Net cash used in financing activities	(8,146)	(23,714)
Effect of currency translations	1,723	1,516
Net increase in cash and cash equivalents	7,548	2,285

Cash and cash equivalents, beginning of period	27,066	26,891
Cash and cash equivalents, end of period	$34,614	$29,176

VALUECLICK, INC.
RECONCILIATION OF NET INCOME TO EBITDA (note 1)
(Unaudited, in thousands)

	Three-month Period Ended September 30,
	2003	2002

Net income (loss)	$2,007	$(786)
Less interest income, net	(716)	(1,641)
Plus provision for income taxes	196	200
Plus amortization of intangible assets	401	219
Plus depreciation and leasehold amortization	1,670	1,407
EBITDA	$3,558	$(601)

	Nine-month Period Ended September 30,
	2003	2002

Net income before cumulative effect of change in accounting principle	$4,477	$(4,740)
Plus cumulative effect of a change in accounting principle	—	7,649
Less interest income, net	(2,689)	(4,419)
Plus provision for income taxes	814	181
Plus amortization of intangible assets	1,055	313
Plus depreciation and leasehold amortization	4,509	3,465
EBITDA	$8,166	$(5,200)

Note 1: Earnings before interest, taxes, depreciation and amortization (“EBITDA”) included in this press release is a non-GAAP financial measure which represents net income (loss) excluding the effects of interest, income taxes, depreciation, amortization, and non-cash cumulative effect of a change in accounting principle. EBITDA, as defined above, may not be similar to EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles.

We believe that EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period to period changes in costs associated with capital investments and income from interest on our cash and marketable securities that are not directly attributable to the underlying performance of the Company’s business operations. Management uses EBITDA in evaluating the overall performance of the Company’s business operations.